EXHIBIT 99.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SUBSECTION 1350,
              AS ADOPTED PURSUANT TO SUBSECTION 906 OF THE
                       SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Universal Broadband Communications, Inc., a Nevada corporation (the "Company"), on Form 10-KSB for the period ended December 31, 2001, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Mark E. Ellis, President and Chief Executive Officer, and Stephen A. Garcia, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Subsection 1350, as adopted pursuant to Subsection 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     Dated October 9, 2002.

                                   UNIVERSAL BROADBAND
                                   COMMUNICATIONS, INC.


                                   By  /s/ Mark E. Ellis
                                     ------------------------------
                                     Mark E. Ellis, President and Chief
                                     Executive Officer



                                   By  /s/ Stephen A. Garcia
                                     ------------------------------
                                     Stephen A. Garcia, Chief
                                     Financial Officer